UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2012 (July 9, 2012)

LUMINEX CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	000-30109	74-2747608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12212 TECHNOLOGY BLVD., AUSTIN, TEXAS	78727
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 219-8020

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement.

On July 11, 2012, Luminex Corporation, a Delaware corporation (“Luminex”), completed its acquisition of GenturaDx, Inc., a British Virgin Islands corporation with operations in Hayward, California (“GenturaDx”), pursuant to the terms of an Agreement and Plan of Merger, dated July 9, 2012, by and among Luminex,  Grouper Merger Sub, Inc., a British Virgin Islands corporation and a wholly-owned subsidiary of Luminex (“Merger Sub”), GenturaDx, and a representative of the stockholders and lenders of GenturaDx (the “Agreement”).  Pursuant to the terms of the Agreement, Merger Sub merged with and into GenturaDx and GenturaDx continued as the surviving corporation as a wholly-owned subsidiary of Luminex (the “Merger”).

Under the terms of the Agreement, Luminex acquired all of the outstanding capital stock of GenturaDx in exchange for approximately $50 million cash consideration, subject to working capital adjustments, plus (i) $3 million in consideration contingent upon achieving certain future development and regulatory milestones by December 31, 2013, (ii) up to $7 million in consideration contingent upon achieving certain future development and regulatory milestones by June 30, 2014 and (iii) additional consideration contingent upon acquired products exceeding certain revenue thresholds in each of 2013, 2014 and 2015.  An amount of $8 million of the upfront consideration was deposited in escrow as security for potential indemnity claims and certain other expressly enumerated matters and $100,000 was deposited in escrow to satisfy, in part, any post-closing adjustments relating to GenturaDx’s working capital balance at closing.  Addtionally, up to 30% of the milestone payments are subject to certain set-off rights of Luminex for indemnification claims under the Agreement.  The remainder of the upfront consideration was used to repay GenturaDx’s indebtedness and other expenses.  Luminex’s acquisition of GenturaDx was funded by the use of cash on hand.

GenturaDx made customary representations and warranties and certain of GenturaDx’s lenders have agreed to related indemnification obligations in the Agreement, which generally expire 18 months after the closing and up to 36 months in certain cases as further described in the Agreement.

On July 9, 2012, Luminex issued a press release announcing the execution of the Agreement.  A copy of the press release is attached hereto as Exhibit 99.1.

The foregoing description of the Merger and the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is attached as Exhibit 2.1 and incorporated herein by reference.

Luminex will file with the Securities and Exchange Commission (the “SEC”) the financial statements and pro forma financial information required to be filed as a result of the acquisition of GenturaDx pursuant to Rule 3-05 of Regulation S-X and Article II of Regulation S-X under the Securities Act of 1933, as amended, within 71 days of the date on which this Current Report on Form 8-K was required to be filed with the SEC.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

See Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1 99.1
Agreement and Plan of Merger, dated July 9, 2012, by and among Luminex Corporation, Grouper Merger Sub, Inc., GenturaDx, Inc. and the Seller Representative*

Press Release, dated July 9, 2012, announcing signing of the Agreement and Plan of Merger with GenturaDx, Inc.

*Schedules, annexes and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K.  Luminex agrees to furnish a supplemental copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 12, 2012	LUMINEX CORPORATION

	By:	/s/ Harriss T. Currie
		Name:	Harriss T. Currie
		Title:	Chief Financial Officer, Vice President of Finance

EXHIBIT INDEX

Exhibit No.	Description
2.1 99.1
Agreement and Plan of Merger, dated July 9, 2012, by and among Luminex Corporation, Grouper Merger Sub, Inc., GenturaDx, Inc. and the Seller Representative*

Press Release, dated July 9, 2012, announcing signing of the Agreement and Plan of Merger with GenturaDx, Inc.

*Schedules, annexes and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K.  Luminex agrees to furnish a supplemental copy of any omitted schedule to the Securities and Exchange Commission upon request.